                                                               Exhibit 99.2(iii)
[Deloitte & Touche Logo]

                              Deloitte & Touche LLP    Telephone: (214) 777-7000
                              Suite 1600
                              Chase Tower
                              2200 Ross Avenue
                              Dallas Texas75201-6778

INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors of AMRESCO Management, Inc.:

We have examined the accompanying management assertion that AMRESCO Management, Inc. (the "Company") (a wholly owned subsidiary of AMRESCO, INC.) complied with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") (see attached Appendix) as of and for the year ended December 31, 1999. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1999, is fairly stated, in all material respects.

/s/ Deloitte & Touche LLP

February 28, 2000

                                                                        APPENDIX

                            AMRESCO MANAGEMENT, INC.

                   SERVICING STANDARDS OF THE MORTGAGE BANKERS
                     ASSOCIATION OF AMERICA'S UNIFORM SINGLE
                    ATTESTATION PROGRAM FOR MORTCAGE BANKERS

I.    CUSTODIAL BANK ACCOUNTS

      1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

            o     Be mathematically accurate;

            o     Be prepared within 45 calendar days after the cutoff date;

            o Be reviewed and approved by someone other than the person who prepared the reconciliation; and

            o Document explanations for reconciling items. These reconciling items shall be resolved within 90 calendar days of their original identification.

      2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account.

      3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

      4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within 30 calendar days of payoff of the mortgage loan.

II.   MORTGAGE PAYMENTS

      1. Scheduled mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

      2. Scheduled mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

      3. Scheduled mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

      4. Mortgage payments identified as loan payoffs or other nonscheduled payments shall be allocated in accordance with the mortgagor's loan documents.

III.  DISBURSEMENTS

      1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

      2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

      3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least 30 calendar days prior to these dates.

      4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

      5. Amounts remitted to investors per the servicer's investor reports shall agree with canceled checks, or other form of payment, or custodial bank statements.

      6. Unused checks shall be safeguarded so as to prevent unauthorized access.

IV.   INVESTOR ACCOUNTING AND REPORTING

      1. The servicing entity's investor reports shall agree with, or reconcile to, investors records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.    MORTGAGOR LOAN ACCOUNTING

      1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

      2. Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

      3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on an annual basis or as required by the servicing agreement.

      4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the servicing agreements.

VI.   DELINQUENCIES

      1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans, including phone calls, letters and mortgage payment rescheduling plans.

VII.  INSURANCE POLICIES

      1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.

                              [A M R E S C O Logo]




February 28, 2000




Deloitte & Touche LLP
Chase Tower
2200 Ross Avenue, Suite 1600
Dallas, Texas 75201

Dear Sirs:

As of and for the year ended December 31, 1999, AMRESCO Management, Inc. (a wholly owned subsidiary of AMRESCO, Inc.), has complied in all material respects with the minimum servicing standards of the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) set forth in the Appendix A.

A list of the portfolios covered by this representation is included in Appendix
B.

For the period January 1, 1999 through December 30, 1999 AMRESCO Management, Inc. had in effect a fidelity bond in the amount of $43,000,000, errors and omissions liability coverage in the amount of $10,000,000, and mortgage impairment protection in the amount of $43,000,000. Beginning December 31, 1999, AMRESCO Management, Inc. increased its coverage, resulting in a fidelity bond in the amount of $52,000,000, and mortgage impairment protection in the amount of $52,000,000. Errors and omissions liability coverage remained at $10,000,000.00.



/s/ Ron Kirkland                                /s/ Elaine Miller
------------------------                        ------------------------------

Ron Kirkland, Senior Vice President and         Elaine Miller
Chief Accounting Officer                        Director, Loan Servicing
AMRESCO, INC.                                            AMRESCO, INC.





                                  AMRESCO INC.
                 700 North Pearl Street o Suite 2400 o LB 342 o
                      Dallas Texas 75201-7424 214-953.7700
                             http://www amresco.com

                                                                      APPENDIX A

                            AMRESCO MANAGEMENT, INC.
             SERVICING STANDARDS OF THE MORTGAGE BANKERS ASSOCIATION
                 OF AMERICA'S UNIFORM SINGLE ATTESTATION PROGRAM
                              FOR MORTGAGE BANKERS

I.    CUSTODIAL BANK ACCOUNTS

      1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

            o     be mathematically accurate;

            o be prepared within forty-five (45) calendar days after the cutoff date;

            o be reviewed and approved by someone other than the person who prepared the reconciliation; and

            o document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

      2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account.

      3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

      4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.   MORTGAGE PAYMENTS

      1. Scheduled mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

      2. Scheduled mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

      3. Scheduled mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

      4. Mortgage payments identif1ed as loan payoffs or other nonscheduled payments shall be allocated in accordance with the mortgagor's loan documents.

III.  DISBURSEMENTS

      1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

      2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

      3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty
            (30) calendar days prior to these dates.

      4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

      5. Amounts remitted to investors per the servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

      6. Unused checks shall be safeguarded so as to prevent unauthorized access

IV.   INVESTOR ACCOUNTING AND REPORTING

      1. The servicing entity's investor reports shall agree with, or reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.    MORTGAGOR LOAN ACCOUNTING

      1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

      2. Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

      3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on an annual basis or as required by the servicing agreement.

      4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the servicing agreements

VI.   DELINQUENCIES

      1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payments rescheduling plans.

VII.  INSURANCE POLICIES

      1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.




                                        APPENDIX B

-----------------------------------------------------------------------------------------
 Contract Date                 Portfolio                        Trustee
-----------------------------------------------------------------------------------------

18-May-94        Cal Fed/ARGO Partnership, L.P.        O'Connnor Group
-----------------------------------------------------------------------------------------
17-Jun-94        AB Holdings I, L.L.C.                 O'Connor Group
-----------------------------------------------------------------------------------------
01-Jun-94        BCS/Centerbank                        Cargill
-----------------------------------------------------------------------------------------
31-Jan-94        RTC Mortgage Trust 1994-NI            Bankers Trust/Sterling & RTC
-----------------------------------------------------------------------------------------
15-Dec-94        RTC Mortgage Trust 1994-N2            Bankers Trust/Sterling & RTC
-----------------------------------------------------------------------------------------
05-Oct-93        RTC Mortgage Trust 1993-N3            Bankers Trust/Sterling & RTC
-----------------------------------------------------------------------------------------
09-Jun-95        CS First Boston                       First Boston
-----------------------------------------------------------------------------------------
09-Jun-95        Praediurn Pacific                     First Boston/Praediun Pacific
-----------------------------------------------------------------------------------------
29-Nov-94        ACP Mortgage, L.P.                    O'Connor Group
-----------------------------------------------------------------------------------------
01-Apr-94        1994-MI (Brazos Partners)             State Street Bank & Trust
-----------------------------------------------------------------------------------------
15-Mar-93        1988-NB (NationsBank)                 Bank of New York
-----------------------------------------------------------------------------------------
01-Aug-91        1991-MI (RTC/FDIC)                    State Street Bank & Trust
-----------------------------------------------------------------------------------------
01-Nov-91        1991-MS (RTC/FDIC)                    State Street Bank & Trust
-----------------------------------------------------------------------------------------
01-Feb-92        1992-CI (RTC/FDIC)                    Chemical Bank
-----------------------------------------------------------------------------------------
01-Ju1-92        1992CS(RTC/FDIC)                      Bank of America
-----------------------------------------------------------------------------------------
01-Oct-92        1992-CHF (RTC/FDIC)                   Bank of America
-----------------------------------------------------------------------------------------
01-Mar-93        1993-C2 (RTC/FDIC)                    State Street Bank & Trust
-----------------------------------------------------------------------------------------
01 -Nov-94       1994-C2 (RTC/FDIC)                    First National Bank of America
-----------------------------------------------------------------------------------------
01-Jul-95        1995-CI (JP Morgan)                   State Street Bank & Trust
-----------------------------------------------------------------------------------------
01-Jan-96        1996-C2 (JP Morgan)                   State Street Bank & Trust
-----------------------------------------------------------------------------------------
01-May-96        1996-1 (NationsLink)                  Chase Manhattan Bank
-----------------------------------------------------------------------------------------
01 -Aug-96       1996-PML (Penn Mutual)                LaSalle National Bank
-----------------------------------------------------------------------------------------
01-Mar-96        Nomura 1996 D-2                       LaSalle National Bank
-----------------------------------------------------------------------------------------
27-Mar-97        Nomura 1997-D4                        LaSalle National Bank
-----------------------------------------------------------------------------------------
01-Jun-97        MSCI 1997-HFI                         LaSalle National Bank
-----------------------------------------------------------------------------------------
1l-Aug-97        GSM 1997-GLI                          LaSalle National Bank
-----------------------------------------------------------------------------------------
01-Sep-97        SASCO 1997-CI                         LaSalle National Bank
-----------------------------------------------------------------------------------------
24-Oct-97        Nomura 1997-D5                        LaSalle National Bank
-----------------------------------------------------------------------------------------
01-Nov-97        CSFB 1997-PSI                         State Street Bank & Trust
-----------------------------------------------------------------------------------------
04-Feb-98        Nomura 1998-ST I                      LaSalle National Bank
-----------------------------------------------------------------------------------------
01-Apr-98        SASCO 1998-C2                         LaSalle National Bank
-----------------------------------------------------------------------------------------
15-May-98        GS 1998-GSFL                          LaSalle National Bank
-----------------------------------------------------------------------------------------
01-Oct-98        CSFB 1998-PS2                         State Street Bank & Trust
-----------------------------------------------------------------------------------------
01-Jun-98        Bear Stearns 1998-CI                  LaSalle National Bank
-----------------------------------------------------------------------------------------
01-Sep-97        JPMC 1997-C5                          LaSalle National Bank
-----------------------------------------------------------------------------------------
01-Jun-97        ACMF 1997-Cl                          LaSalle National Bank
-----------------------------------------------------------------------------------------
01-Jun-97        CCMSC 1997-1                          LaSalle National Bank
-----------------------------------------------------------------------------------------
11-Sep-98        CAPCO 1988-D7                         LaSalle National Bank
-----------------------------------------------------------------------------------------
01-Mar-98        Merrill Lynch 98-C2                   Norwest Bank Minnesota
-----------------------------------------------------------------------------------------
01-Sep-98        Artesia 98-CI                         LaSalle National Bank
-----------------------------------------------------------------------------------------



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